Exhibit 99.2

PROXY	PROXY

INKINE PHARMACEUTICAL COMPANY, INC.

Special Meeting of Shareholders,             , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leonard S. Jacob, M.D., Ph. D. and Robert F. Apple, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of InKine Pharmaceutical Company, Inc. (“InKine”) to be held on             , 2005, and any adjournment or postponement thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournment or postponement thereof and matters incident to the conduct of the meeting, as described in the joint proxy statement/prospectus furnished with this proxy card.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS.

1.	Adoption of the merger agreement among Salix Pharmaceuticals, Ltd., InKine and Metal Acquisition Corp., a wholly owned subsidiary of Salix.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to adopt the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are and each proxy is, authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS.

(Signature should be exactly as name or names on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date , 2005

Signature

Signature if held jointly

I plan to attend the meeting:     Yes ☐             No ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, WHEN A DULY EXECUTED PROXY IS RETURNED, (1) SUCH SHARES WILL BE VOTED AT THE SPECIAL MEETING FOR THE ADOPTION OF THE MERGER AGREEMENT AMONG SALIX PHARMACEUTICALS, LTD., INKINE AND METAL ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF SALIX AND FOR ADJOURNMENT OF THE MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE MEETING TO ADOPT THE MERGER AGREEMENT; AND (2) WILL GRANT AUTHORITY TO THE PROXIES AND EACH PROXY, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.